UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 4, 2009

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 4, 2009, Esterline Technologies Corporation (“Esterline”) appointed R. Bradley (“Brad”) Lawrence to the new position of President and Chief Operating Officer (COO). Robert W. Cremin, who is relinquishing his role as President, will continue as Chairman and CEO. Prior to this appointment, Mr. Lawrence, 62, served as Group Vice President for Esterline beginning in January 2007, in which capacity he has had operating oversight responsibility for approximately half of Esterline’s businesses. Mr. Lawrence joined Esterline in November 2002 as President of its Coeur d’ Alene, Idaho-based Advanced Input Systems subsidiary. During that time, he also held general management responsibility for Esterline’s Interface Technology Group, encompassing five operating locations that primarily serve the medical equipment industry’s need for sophisticated interface and control systems.

Mr. Lawrence has a Bachelor of Science degree in Business Administration from Pennsylvania State University and an Executive MBA from the University of Pittsburgh’s Joseph M. Katz Graduate School of Business.

In connection with the new appointment, effective June 4, 2009, Esterline increased Mr. Lawrence’s annual base salary rate to $400,000.00. He also received an option grant for 20,000 shares of Esterline common stock with an exercise price of $29.86 per share under Esterline’s 2004 Equity Incentive Plan. Mr. Lawrence will continue to participate in Esterline’s Annual Incentive Compensation Plan for fiscal year 2009 at a target award amount of 35% of base salary and in Esterline’s Long-Term Incentive Plan at target award amounts ranging from 26% to 35% of base salary as established earlier for the current three open plan cycles. The other components of Mr. Lawrence’s compensation will also continue without change; as such, he will continue to be eligible to participate in Esterline’s standard retirement, health care, car allowance, and other benefit plans and in the Supplemental Executive Retirement Plan and the Supplemental Executive Retirement and Deferred Compensation Plan. As before, he remains party to a change in control agreement with Esterline in the same form as that provided to other executive officers. Mr. Lawrence, like all other executive officers of Esterline, will serve at the pleasure of the board of directors.

A copy of the Company’s press release announcing Mr. Lawrence’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated June 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: June 8, 2009	By:	/s/ ROBERT D. GEORGE
		Name:	Robert D. George
		Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 8, 2009.